Event Transcript

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APAC Customer Services [APAC]

Q4 2005 APAC Customer Services Earnings Conference Call
09 Feb 2006 11:00 (ET)

Corporate Participants
Bob Keller — APAC Customer Services — President, CEO
George Hepburn — APAC Customer Services — SVP, CFO

Conference Call Participants
Jeff Nevins — First Analysis — Analyst
Ron Chez — - Private Investor

APAC Customer Services [APAC]

Q4 2005 APAC Customer Services Earnings Conference Call
09 Feb 2006 11:00 (ET)

Operator

Good morning, and welcome to the 2005 fourth quarter and fiscal year-end conference call for APAC Customer Services, Incorporated. We have previously sent copies of our earnings release to the call participants. It you have not received a copy, please call Sue Moses at 847-374-4983.

Company representatives on today’s call are Bob Teller, President and Chief Executive Officer; and George Hepburn, Senior Vice President and Chief Financial Officer. The agenda for today’s call will include a business update by Mr. Keller, a financial review by Mr. Hepburn, and a question-and-answer session.

Before opening the conference call, I would like to remind you that certain statements, including statements about future operating and financial results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include express expectations, estimates, and projection of future events and financial performances and the assumptions on which these express expectations, estimations, and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. Sometimes these statements will contain words such as believes, expects, anticipates, intends, estimates, goals, would, could, should, plans, and other similar words.

All forward-looking statements are inherently uncertain, as they are based on various expectations and assumptions about future events and they are subject to known and unknown risks and uncertainties that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The company’s forward-looking statements speak only as of today’s date. The company expressly undertakes no obligation to update or revise any forward-looking statements as a results of changed assumptions, new information, future events, or otherwise, unless required by law.

Reasons that may cause actual results to differ from historical results or those expressed or implied in the forward-looking statements can be found in the company’s annual report on Form 10-K for the year ended January 2, 2005 [sic]; the company’s third quarter report for the period ended October 2, 2005; and today’s earnings release. These filings are available on a website maintained by the SEC at http://www.sec.gov. To supplement the company’s consolidated financial statements presented in accordance with GAAP, the company uses the following measures, defined as non-GAAP financial measures by the SEC — operating income, EBITDA, and free cash flow; in each case, before and after restructuring and other charges.

The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may no be indicative of our core business operating results.

The company believes management, investors, and lenders benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to the company’s historical performance and liquidity. The company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

The company expects to use consistent methods for computation of non-GAAP financial measures. For more information on these non-GAAP financial measures, please see the reconciliations that are attached to today’s earnings release and the company’s current report on Form 8-K dated February 7, 2005 [sic]. The press release containing information regarding the reconciliation of our non-GAAP measures to our GAAP results is posted on our website at http://www.apaccustomerservices.com. The current report on Form 8-K is available on a website maintained by the SEC at http://www.sec.gov.

Now I will turn the call over to Bob Keller. Please go ahead.

Bob Keller, APAC Customer Services — President, CEO

Thank you, Terry [ph]. Good morning, everyone. George will take you through all of our numbers — through the fourth quarter and full-year numbers — in a few minutes. But before he does, I’d like to give you some color on the health of our business.

We announced a restructuring on July 27, 2005, to exit the Outbound telemarketing business and focus our efforts solely on customer-care applications and solutions in a limited number of industries. The characteristics of the customer-care business are dramatically different than the business we were leaving. It has a longer sales cycle, sometimes as long as 18 months. The applications are considerably more complex. Training can last up to 6 months. The revenue ramp is longer — it can take 1-1/2 years to bring clients to full production revenue. To be successful, it involves significant integration with our clients’ IT organizations. By definition, the services we provide are critical to our clients’ success. The implications of that are profound. Our clients’ selection criteria are driven by quality and value, not by price. And once chosen, if we do the right job, our clients should be clients for life.

That said, we feel very good about the progress we’ve made these past six months and believe our fourth quarter results are evidence that our strategy has traction and that we’re delivering on our commitments. Our revenues are up almost $3.5 million from the prior quarter despite exiting $7 million in telemarketing business.

The revenue from the Medicare Part D programs we support was higher than we expected, but our core application growth was also strong, as was the demand for our services in Manila. We’re rapidly approaching the 18-month targets we announced 90 days ago for revenue [inaudible] both here and in Manila.

As a result, our margins grew as well. Gross profit was 13.1% in the fourth quarter, up from 9.5% in the prior quarter, a reflection of a more profitable client base, efficiencies gained in operations, and lower call center overhead.

Adjusting for restructuring and other charges, we would have reported $500,000 in operating income, a positive step toward profitability and a $3.2 million improvement over the third quarter.

We remain encouraged by our clients’ and our prospective clients’ reaction to our strategy and services, and reiterate our belief that we will achieve the $220 million revenue target for 2006 that we set in November. The $220 million would represent a 22% increase on the base of business left after our July restructuring announcement.

Our sales pipeline is very healthy today, both domestically and offshore. Additionally, while our ability to forecast the volume associated with the Medicare Part D programs we support is less than perfect, it’s clear that our services will last longer and drive more revenue than we originally estimated.

We’re on track with other aspects of our business as well. Last year, we tested an at-home agent program as a vehicle to reduce turnover, improve quality, and hedge against CapEx growth. The test was very successful, and we’ll expand our roll-out in 2006.

We believe agent tenure is critical to our long-term success, and we’ve seen improvements in turnover beyond what you’d expect simply by our exiting the telemarketing business.

We also continue to strengthen our management team, especially in finance.

All that said, we’ve got a lot of work left to do. The growth we see ahead will require us to manage our capacity better, control cap expending more closely, and increase our focus on cash flow. They’re better challenges than we had a better year ago, but critical for us to deliver on our commitment to being profitable for 2006.

At this point, I’ll ask George to take you through the numbers, and then we’ll answer any questions you might have. George?

George Hepburn, APAC Customer Services — SVP, CFO

Thanks, Bob. Last year, our financials clearly reflected business before and after our strategic realignment. I’ll try in the next few minutes to walk you through the appropriate comparisons while shedding some light on what I think is most important — our quarter-to-quarter comparison. I’ll also try to help you understand how these and other changes will impact our 2006 first quarter results.

The first half of the year was very challenging for us. We were caught between two business models, and it showed in our results. The second half of the year reflected the positive efforts of the company to turn around the business, our focus on inbound customer-care programs, as well as our commitment to quality, effectiveness, and efficiency.

With that as a backdrop, for the fourth quarter of 2005, we had revenue of $59.7 million compared to $69.2 million in the prior year; and for the full year, we reported revenue of $239.8 million versus $273.2 million in 2004. I should point out that the prior year’s fourth quarter and year included an extra week’s revenue as we end our fiscal year on the Sunday closest to December 31. This had an impact of $4.1 million of additional revenue in 2004.

2005 gross profit was $7.8 million for the fourth quarter compared to $6.1 million in 2004 and $22.7 million for the full year compared to $33.5 million for 2004. This represents a 28% improvement over the prior-year quarter despite 14% lower revenue, primarily due to the exit of the campaign-driven outbound customer acquisition business.

The full-year gross profit was down by 32%, reflecting the excess capacity we were carrying and inefficiencies in the business, which culminated with our strategic realignment decision in July. Our reported net loss for the fourth quarter was $1.5 million, or $0.03 per share, compared to a net loss of $1.8 million, or $0.04 per share in the prior year; and a full-year net loss of $22.4 million, or $0.45 per share, versus a net loss of $6.5 million, or $0.13 per share, for 2004.

The fourth quarter results included restructuring and other charges of $5 million associated with the company’s previously announced restructuring and strategic realignment and a $2 million tax benefit to record now-recognizable tax credits. $4.9 million of the restructuring charges relate to a write-down of the company’s lease obligation for the excess space in our corporate offices in Deerfield, Illinois.

For the year, the company had restructuring and other charges totaling $8.2 million, $7.1 million of which we associated with the strategic realignment; and $10.9 million in asset impairment charges, $10.5 million of which represented a noncash charge associated with the third-quarter write-down of good will.

From a liquidity standpoint, our net debt for the year ended at $11 million, up from the third quarter’s net debt of $4.5 million, due to the timing of our biweekly payroll cycle and a DSO increase of 3 days.

We are pleased with our fourth quarter results, as a number of key financial measures show sequential quarter-over-quarter improvement. Incremental revenue from the Medicare Part D and from our core business program more than made up for the $7 million in outbound telemarketing revenue we exited in the third quarter.

In addition, as Bob previously mentioned, operating income, adjusted for restructuring and other charges, would have been a positive $0.5 million, reflecting an improvement of $3.2 million from the similarly adjusted third quarter. We also generated over $0.8 million in adjusted free cash flow while investing in $2.7 million in capital expenditures.

Our adjusted EBITDA was $3.5 million, up $2.5 million from third quarter’s adjusted EBITDA of $1 million.

In terms of the remaining costs and impacts of our strategic restructuring, we expect to incur up to an additional $1 to $4 million in charges over the next two quarters relative to the closure of at least one additional call center. This would bring the total anticipated charges we expect to have incurred from the strategic realignment down to a total of between $8 and $11 million.

We also will be winding down the final $2 million of revenue from our exited business during the first quarter of 2006.

Given our recent restructuring, I think it makes more sense to compare our results sequentially rather than historically, so I’d like to highlight a few things that will be different in 2006.

As you know, in 2006 we are required to record stock option expense under FASB 123-R. We also are accruing for employee bonuses, which we didn’t pay in 2005, and for increased sales commissions based on our anticipated growth. Medical costs for our customer service reps will also be somewhat higher in the first half of the year as a large number of our newer reps were eligible to enroll in our medical benefit programs effective at the beginning of the year. Cumulatively, these items will have a negative impact on profit margins and SG&A expenses of between $6 and $8 million in 2006.

We clearly still have challenges, but our challenges today are about the growing of our business profitably while balancing the needs of our employees, our clients, and our share owners. I feel good about the progress we’ve made and about our prospects for the future.

At this time, we will open it up for questions.

Questions and Answers

Operator

Thank you. [Instructions] And we’ll go to Jeff Nevins, First Analysis.

Jeff Nevins, First Analysis — Analyst

Good morning, guys. George, maybe you can just expand a little bit more, while you were talking about it, on the expected increase in cost. You said $6 to $8 million — is that for the entire year, and is that in the SG&A, or is that actually in the cost of goods sold?

George Hepburn, APAC Customer Services — SVP, CFO

Yes, it is for the entire year, Jeff. It’s going to be in both, actually. A lot of the medical costs associated with our reps is up in gross profit; the balance of it is in SG&A.

Jeff Nevins, First Analysis — Analyst

Okay. Maybe, Bob, you could give me a little bit of color on how the Medicare Part D prescription has gone. You sound a little bit more favorable that you’ll continue to— after this enrollment period is over and that period is over, you’ll continue to get more business from them. I mean, I’ve been curious, (1), how it’s gone in general. It’s been a lot of vying for a lot of companies like yourself. And then (2), do they seem to be getting to a point where they’d like to give you more business after the prescription program ends?

Bob Keller, APAC Customer Services — President, CEO

Yeah. I’ll do my best. I don’t know that anybody feels comfortable, either from the healthcare side or from the service side of this thing, giving estimates at this point in time. I think that the program itself took longer to get going than people expected. I think there was— the number of offerings that are out there and the complexity of the offerings kind of held up the enrollment process, so the enrollment process is taking longer than people expected.

And I think at the back end of it, what all the healthcare providers are finding is that there is an enormously higher load of customer care associated with it. And so we’re clearly benefiting from that. We did a significant amount in the fourth quarter, and we would expect relatively high volumes both in the first and the second quarter — and then the program opens up again in the fourth quarter of next year. And so our estimates for the year are higher than they originally were.

Jeff Nevins, First Analysis — Analyst

And then, as far as your expectation going into the first and second quarters of next year — you’re going to have — $2 million of your Outbound business will be exited.

Bob Keller, APAC Customer Services — President, CEO

Yes, that’s going to be in the first quarter.

Jeff Nevins, First Analysis — Analyst

Okay. And then, anything else aside from— any other parts of the business that’ll change going into the first quarter? Top-line perspective?

Bob Keller, APAC Customer Services — President, CEO

Well, we would expect to grow all the segments of our business, frankly. And I think we have— and one of the things that George mentioned a little bit is, relative to both profit and margins, we feel very good about our ability on a full-year basis to grow margins off of our fourth quarter results and clearly grow profitability off of our fourth quarter results.

But there are some things that are different. There is— the expensing of options is an expense that we didn’t have in 2005. Based on our anticipated growth, we’re going to pay significantly more in bonuses and commissions than we did in 2005. George mentioned the fact that we’ve got some front-half-of-the-year expenses relative to our health plan because that’s when our new agents are enrolled — as they roll over into the new year. And so that’s kind of a first-half expense.

And then we’ve got some traditional things, and one that’s probably maybe model-specific to us. We’re bringing on a significant amount of new business. Obviously, we are or we wouldn’t feel comfortable that we can grow the business to the extent that we are. And there is always an up-front cost associated with starting up new programs because you’re getting paid a training rate as opposed to the production rate. Our model has maybe something that might be a little bit more unique to us, and that is that we over-invest at the front end. We over-invest in terms of management ratios, supervisory ratios, and training. So our startup costs on a new program are probably a little bit higher. We think we make that up significantly as programs mature, and so we feel good about that; that’s just part of our model. I hope that’s a little clarity.

Jeff Nevins, First Analysis — Analyst

Yeah, that helps. I have a couple more, but I’ll hop off for now; thanks.

Bob Keller, APAC Customer Services — President, CEO

Okay.

Operator

And we’ll go next to Ron Chez [ph].

Ron Chez, — Private Investor

Good morning.

Bob Keller, APAC Customer Services — President, CEO

Good morning, Ron.

Ron Chez, — Private Investor

I have a couple of questions, please.

Bob Keller, APAC Customer Services — President, CEO

Sure.

Ron Chez, — Private Investor

(Let me just get to the right place here.) Can you give us — or do you want to — any more texture on the impact of the virtual, or at-home, employees?

Bob Keller, APAC Customer Services — President, CEO

Sure. It’s a program that we tested with a client throughout last year. We think it offers, potentially, an awful lot of benefits to both us and our clients. We think it is a significant retention tool for agents. And so agents that have performed well, giving them the option of working either at our office or their home we think is a significant advantage in terms of our ability to keep them. We think— obviously, we’d only do that with our better agents, and so we think it has an impact on quality as well. It provides some flexibility to us in terms of split shifts in some programs that have unusual hours of support requirements.

And from a cost perspective, our cost of putting an agent in a center fully loaded for the facility cost is about $7,500 a seat. We think we can do it with an at-home agent for about $2,500 a seat. And so, on a going-forward basis, as a hedge against the requirement to add facilities every time that we get a program with 400 seats, we think it’s a great hedge against CapEx. And so we’re excited about it. It’s part of our both tactical and strategic plans — to accelerate the growth of that. And we are talking to multiple clients about their willingness to participate in that.

I think maybe the last message on that is, we absolutely believe that the technology, the security, and the general access to broadband capability is at a point now where we think that play makes a lot of sense for us.

Ron Chez, — Private Investor

Could you give us a sense of the— by the way, some of this additional information that you have in the report is helpful — average number of seats; several things, okay?

Bob Keller, APAC Customer Services — President, CEO

Thank you.

Ron Chez, — Private Investor

So on the seats, approximately— weighted average number of seats, 6,500, 6,400— something. Can you give us any sense of how many of those are virtual employee equivalents? Or what you’d like it to be?

Bob Keller, APAC Customer Services — President, CEO

No. I mean, what we’d like it to be is several hundred by year end.

Ron Chez, — Private Investor

Several hundred seat equivalents by the year end?

Bob Keller, APAC Customer Services — President, CEO

Yes.

Ron Chez, — Private Investor

Okay. And did you say that you spent— well, you did say — $2 million-something in the fourth quarter for CapEx and—

Bob Keller, APAC Customer Services — President, CEO

Yes.

Ron Chez, — Private Investor

I though in the third quarter conference call you had said a much lower amount than that.

Bob Keller, APAC Customer Services — President, CEO

We were pretty aggressive about CapEx spending in the fourth quarter in anticipation of some of the growth demands that we got this year.

Ron Chez, — Private Investor

So that’s the reason for the change?

Bob Keller, APAC Customer Services — President, CEO

Absolutely.

Ron Chez, — Private Investor

Is everything in good order with the bank right now?

Bob Keller, APAC Customer Services — President, CEO

We didn’t have any issue with any of our covenants and have a great relationship with LaSalle.

Ron Chez, — Private Investor

And sites being closed — one more. There were 13 at the end of the year — the plan is to close one more?

Bob Keller, APAC Customer Services — President, CEO

Yeah. We’ve warned one facility, and it will close in March.

Ron Chez, — Private Investor

Okay. And—

Bob Keller, APAC Customer Services — President, CEO

And the original restructuring plan contemplated closing potentially one or two other sites, and that will strictly be a function of demand — domestic demand.

Ron Chez, — Private Investor

So the plan is to close one in March?

Bob Keller, APAC Customer Services — President, CEO

Yes.

Ron Chez, — Private Investor

Rather than two?

Bob Keller, APAC Customer Services — President, CEO

Well, the original plan contemplated closing between one and three, and we are closing one.

Ron Chez, — Private Investor

And pricing — you feel comfortable about pricing, or more comfortable about pricing, based on the new model of customer care, or, the complete emphasis on customer care?

Bob Keller, APAC Customer Services — President, CEO

Yes, very much so. The market we’re in isn’t a commodity marketplace, and it’s driven by value. And price, or cost, is a component of value but it’s balanced against the quality of the service that we provide. And we are clearly more comfortable in this environment than in the environment that we were in a year ago relative to pricing.

Ron Chez, — Private Investor

So, much less of an issue now?

Bob Keller, APAC Customer Services — President, CEO

Yes.

Ron Chez, — Private Investor

One more question, and then I’ll get off, too. Why should— I guess looking forward, if you did almost $60 million in the fourth quarter and new business is coming on but you’re losing $2 million of Outbound, and the visibility— is not— just one digression — the visibility now for business, the forecasting capability, is greater now than it was a year ago?

Bob Keller, APAC Customer Services — President, CEO

It clearly is on what I would call our core clients and applications. The thing that is really challenging at this point in time, Ron, is the Part D program. And we’ve given you enough information that you’d expect it to be north of $7 million for the fourth quarter, and we just don’t know what we should expect in the first and second quarters of this year and, frankly, even in the fourth quarter of the year. The programs that we’ve signed up for, we’ve signed up for on a three-year basis. And everyone thought that they were being pretty aggressive about their estimates for the fourth quarter of ‘05, and everyone missed on the short side. And so we just don’t know.

Ron Chez, — Private Investor

Do you have Part D in there in your forecast — without being specific, do you have it in there for the entire year — for this entire year?

Bob Keller, APAC Customer Services — President, CEO

We planned on doing $10 to $15 million of Part D for 2006.

Ron Chez, — Private Investor

Okay. All right, let me get off for now, okay?

Bob Keller, APAC Customer Services — President, CEO

Okay.

Ron Chez, — Private Investor

Thank you.

Operator

[Instructions] And we’ll go to Jeff Nevins.

Jeff Nevins, First Analysis — Analyst

Okay, so $10 to $15 million for this year. What was it in the quarter, roughly?

Bob Keller, APAC Customer Services — President, CEO

It was north of $7 [million].

Jeff Nevins, First Analysis — Analyst

Okay; that’s what I thought. Talking about the work stations — you’re going to close a center. You obviously haven’t had to close as much as you originally anticipated, which is a good thing. Any idea how many seats you’ll have at the end of March or at the end of June? Would you expect it to go down much? Because I know you’re adding— or, at least, I think you’re adding a little bit here and there as well.

Bob Keller, APAC Customer Services — President, CEO

Yeah. Actually, it’ll probably go up. We’re adding some seats in a couple of domestic locations and we’re adding 450 seats in Manila in the next 90 to 120 days.

Jeff Nevins, First Analysis — Analyst

Okay. So net-net, you’re probably going up in the next six months, total.

Bob Keller, APAC Customer Services — President, CEO

Yes.

Jeff Nevins, First Analysis — Analyst

Okay, that’s good.

George Hepburn, APAC Customer Services — SVP, CFO

If I can also add, Jeff, the one center that we have warned has about 300 seats.

Jeff Nevins, First Analysis — Analyst

Okay. And, George, while I’ve got you thinking about that, in terms of depreciation and amortization, I was expecting to see a pretty good hit to that number with the closures, but now you’re adding some. I mean, net-net, do you see that figure changing much?

George Hepburn, APAC Customer Services — SVP, CFO

No. Actually, I don’t, Jeff. A lot of the facilities that we closed were the older sites that had very little asset costs remaining and leasehold improvements had been minimal. Those sites, the Outbound call centers in particular, are not as invested as our newer Inbound sites in terms of the technology and the infrastructure costs. So really, in terms of the closures, we didn’t run down much on depreciation and amortization writing off those assets.

Jeff Nevins, First Analysis — Analyst

George, do you have a stock comp number that you’re putting in your model for ‘06 and ‘05, just to get apples to apples?

George Hepburn, APAC Customer Services — SVP, CFO

We’re still calculating that stock option expense— there are a couple of different alternative methodologies. We expect to report that number in our K, but I think right now we believe the estimate is probably between $1.5 million and $2 million on an annualized basis.

Jeff Nevins, First Analysis — Analyst

For ‘06?

George Hepburn, APAC Customer Services — SVP, CFO

Yes.

Jeff Nevins, First Analysis — Analyst

Okay. And then, regarding the debt balance, you had at one point thought that you may not have to borrow any. It sounds like you had some cash flow things you needed to pay out at the end of the quarter — is it a function of timing, why you borrowed, or do you expect it may stay at that level for maybe a quarter or two until you get some more cash flow?

George Hepburn, APAC Customer Services — SVP, CFO

No, actually we— the stars and the moon tend to align, sometimes, with receipts on your customers. And in fact, we received a pretty significant amount of cash in the first week relative to two large accounts. That 3-day DSO easily would have been back at the levels of the prior quarter had we had another week or so. But no, we’re not anticipating to see any growth off of that, although there will be some timing throughout the year as we spend for CapEx.

Jeff Nevins, First Analysis — Analyst

But you’re not expecting to go back down; it’ll probably stay at this level.

George Hepburn, APAC Customer Services — SVP, CFO

No, it will go down.

Jeff Nevins, First Analysis — Analyst

Oh, okay. The— major customers. Could you just walk through your 10% customers, or disclosable customers, in the quarter?

Bob Keller, APAC Customer Services — President, CEO

Sure — let’s dig that one up real quick. [Papers rustling]

George Hepburn, APAC Customer Services — SVP, CFO

Hold on just a second.

Jeff Nevins, First Analysis — Analyst

Well, while you’re getting that, George — Bob, what— how’s the rest of the plan going? Aside from Medicare D, which I’m sure is taking up a lot of your time, how is the rest of your core strategy coming out? I mean, you sound very positive. Have the accounts— the sales cycles, are they changing at all? Are you seeing customers turn for the type of applications that you’re trying to provide for them?

Bob Keller, APAC Customer Services — President, CEO

Yeah, Jeff. I mean, we feel very good about out ability to grow the business. We think some of the growth will be masked a tiny bit by some of our domestic clients moving to Manila, which we take a revenue hit on but we get a profitability gain on.

But as we’ve talked in the past, we think there is at least a cycle that says that new clients of ours come on board, spend a couple of years here domestically because at the front end of the cycle they want their executives involved; they want their QA people involved; they want their training organization involved. And at the level— when they get to a point where they are comfortable with our services, they want the cost advantages associated with Manila; and at that point, we move.

We’ve got some reasonable amount of that happening in 2006, and that will— Ron started to ask the question before. If you do the math and you say, “You’re exiting the quarter at $60 million and you multiply it by 4, why aren’t you saying you’re going to feel comfortable at $240 if you’re growing the business?â€#

Some piece of that we’re just uncomfortable with how we plug in the Part D. We’ll move maybe in the neighborhood of 500 seats of domestic business to Manila and we’ll take a revenue hit on that. Our program profits will be significantly higher as a result of that — 50% higher, frankly, as a result of that.

But the core business is healthy and it’s growing. We continue to gain traction in the healthcare vertical, which is really important to us because we think that’s— we have half a dozen industries that we participate in. That’s the one that we think has the brightest future for us. So we’re getting there.

Relative to your question — on a fourth-quarter basis, WellPoint was our largest client; UPS was next; and then Verizon. And on a full-year basis, UPS was our largest client, followed by Verizon, the T-Mobile, then CitiBank.

Jeff Nevins, First Analysis — Analyst

Do you by any chance have the percent numbers for the fourth quarter?

Bob Keller, APAC Customer Services — President, CEO

I don’t have them. George, do you have them?

George Hepburn, APAC Customer Services — SVP, CFO

Yeah, hold on.

Bob Keller, APAC Customer Services — President, CEO

He just handed them to me, Jeff. In the fourth quarter, WellPoint represented 18.8%; UPS represented 14.8%; and Verizon represented 12.1%.

Jeff Nevins, First Analysis — Analyst

Okay, and then, the other guys have slipped below 10?

Bob Keller, APAC Customer Services — President, CEO

Yes.

Jeff Nevins, First Analysis — Analyst

Okay. And WellPoint, I assume, is the Medicare D, right?

Bob Keller, APAC Customer Services — President, CEO

That and several other applications.

Jeff Nevins, First Analysis — Analyst

Okay. All right, sorry for all the questions; I’ll—

Bob Keller, APAC Customer Services — President, CEO

No, no; I’m glad you’re asking them.

Jeff Nevins, First Analysis — Analyst

Thanks.

Bob Keller, APAC Customer Services — President, CEO

You’re welcome.

Operator

And we’ll go back to Ron Chez.

Ron Chez, — Private Investor

Oh, I have more questions, too.

Bob Keller, APAC Customer Services — President, CEO

I’m shocked, Ron. [Laughter]

Ron Chez, — Private Investor

On the management bonus plan, without being specific, could you characterize, or give us some texture on that? Is it based on— could you give us some texture on it?

Bob Keller, APAC Customer Services — President, CEO

Sure. It’s going to be in a filing, but beyond that, at a senior management level the components are revenue growth, EBITDA, and EPS. It says we’ve got to grow the business and grow it profitably. Below the senior level, it’s on revenue, EBITDA, and individual line-of-sight goals.

Ron Chez, — Private Investor

Would you describe it as a leveraged plan to significantly better results? Do you have to achieve significantly better results than last year?

Bob Keller, APAC Customer Services — President, CEO

Oh. Dramatically better results than last year. And there is an EBITDA gate that says if we don’t hit the EBITDA target, that there is no payout.

Ron Chez, — Private Investor

All right. So we-all would be pleased with it.

Bob Keller, APAC Customer Services — President, CEO

Oh, I think you’d love it.

Ron Chez, — Private Investor

[Chuckles] Could you give us some information on where new business is coming from on a percentage basis, perhaps? How much is coming from add-ons of existing customers versus completely new customers?

Bob Keller, APAC Customer Services — President, CEO

I think a significant portion of it is coming from new clients within existing customers. I think part of our business model says that we’re doing business with extraordinarily large organizations. We’ve mentioned WellPoint — they’re clearly the largest provider in the healthcare space. We’ve mentioned UPS — they’re the largest and healthiest in the business services space. We’ve mentioned CitiBank. We’ve mentioned T-Mobile and Verizon — they’re the leaders in the telecom space.

And so we look at it, frankly, three different ways. We look at it as absolutely new client revenue — haven’t done business with this client or any of its subsidiaries in the past. We look at it as new application within existing client, which often means that we’re dealing with a different division or a different part of an existing client. And then, we look at growth within the same application and the same entity.

And I would characterize the largest portion of our growth as coming from new applications or entities within existing enterprises, but I would tell you we’re also gaining new clients, especially in the publishing arena. And we continue to grow core applications from our existing clients as well. But that would probably be the sequence.

Ron Chez, — Private Investor

So it was new applications in existing clients first.

Bob Keller, APAC Customer Services — President, CEO

Yes.

Ron Chez, — Private Investor

Rather than brand new divisions— another division of WellPoint, for example, would be third?

Bob Keller, APAC Customer Services — President, CEO

No, no — another division would be in that first category. So if— it’s been publicly released that we were awarded, in the end of the third, beginning of the fourth quarter, the Blue Cross business of California, which is a WellPoint division. We’d count that as new application within existing client.

Ron Chez, — Private Investor

Okay. And then, what was the other category besides brand new customers never done business with?

Bob Keller, APAC Customer Services — President, CEO

It’s if we grew— at UPS, we do 9 different applications for them. But if we grew within one of those applications, that’d just be core revenue growth within our existing client base.

Ron Chez, — Private Investor

Okay. All right — stay with me one second [papers rustling]. Could you— looking forward, would you give us some sense of an operating income goal plus or minus on a percentage basis? Gross margin — didn’t you say gross margin was 13.5%?

Bob Keller, APAC Customer Services — President, CEO

Yeah.

Ron Chez, — Private Investor

Maybe—

Bob Keller, APAC Customer Services — President, CEO

We’ve also said that we would expect to run this business ultimately north of where it’s traditionally run in the past, and we thought that was in the mid- to high teens. So that’s as close as we’re going to get you.

Ron Chez, — Private Investor

And I’m sorry, that was on— was that on an operating income basis?

Bob Keller, APAC Customer Services — President, CEO

That was on a gross profit basis.

Ron Chez, — Private Investor

Okay — mid- to high teens.

Bob Keller, APAC Customer Services — President, CEO

Yeah, we would expect to do at least that.

Ron Chez, — Private Investor

Okay. And let me— did you not say that you had— oh, by the way, on SG&A, which came down from the third quarter, I think it was $8.1 million or thereabouts in the third quarter, what kind of a run— is this the run rate plus the kinds of things George mentioned, or is this 7-3-1-5 coming down and then you’re going to add to it? Did I say that right?

Bob Keller, APAC Customer Services — President, CEO

I think that’s a pretty reasonable base to add George’s stuff to.

Ron Chez, — Private Investor

So there’s not much more to gain there?

Bob Keller, APAC Customer Services — President, CEO

No, but the flip side of that is, we wouldn’t anticipate that that would grow, either. We think that’s a leveragable line.

Ron Chez, — Private Investor

Okay. Part D had, I think, 1,000 seats that you had forecast for the fourth quarter?

Bob Keller, APAC Customer Services — President, CEO

Yes.

Ron Chez, — Private Investor

Going into the first quarter, can you tell us how many seats for Part D?

Bob Keller, APAC Customer Services — President, CEO

We haven’t taken any down.

Ron Chez, — Private Investor

Okay, thank you.

Operator

[Instructions] And we’ll go back to Jeff Nevins.

Jeff Nevins, First Analysis — Analyst

One last question. And sort of— you had, before, given us free cash flow positive in December — we’ve hit that. Profitable in the first quarter of ‘06 — sounds like you’re on track to meet that; and we have kind of a revenue number for next year. Any other sort of earnings targets or op-income targets for this year that you can provide us?

Bob Keller, APAC Customer Services — President, CEO

No. I mean, back a quarter ago, we said that given the uncertainly of the Part D, because there are ramp-down costs associated with that, that we weren’t comfortable that we’d be profitable in the first quarter but that we would be profitable for the entire year. And that’s— so I just want to be clear about that, Jeff.

Jeff Nevins, First Analysis — Analyst

Okay. So you’re probably going to be— all right. Okay, that’s it. Thanks.

Bob Keller, APAC Customer Services — President, CEO

Okay.

Operator

And we’ll go back to Ron Chez.

Ron Chez, — Private Investor

One last question here, too. Are you— in terms of that which you’re communicating now, are you making sure you’re in an under-promise over-perform mode?

Bob Keller, APAC Customer Services — President, CEO

[Laughs] Well—

Ron Chez, — Private Investor

Are you telling us conservative stuff? You know, stuff.

Bob Keller, APAC Customer Services — President, CEO

Well, I think we’re telling you things that we obviously think we can deliver.

Ron Chez, — Private Investor

Okay. All right, I’ll leave it at that. All right, I don’t have anything else. Thank you.

Operator

And there are no further questions at this time, Mr. Keller. I’ll turn the conference back to you for any closing remarks.

Bob Keller, APAC Customer Services — President, CEO

Well, Jeff and Ron, we appreciate the questions. We obviously feel like we’ve turned a corner, and we feel good about where we’re at and we feel very good about our prospects. And we look forward to talking to all of you again in 90 days or so. So thanks very much.

Operator

That concludes today’s teleconference. Thank you for your participation.

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